UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2022

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

114 W 7th Street, Suite 240
Austin,	Texas	78701	(626)	765-2000
(Address of Principal Executive Offices)			(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, $0.001 par value	GDOT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2022, Green Dot Corporation (the “Company”) announced the appointment of Jess Unruh as its Chief Financial Officer and Teresa Watkins as its Chief Operations Officer, each effective as of November 8, 2022. Concurrently with these appointments, George Gresham, the Company’s President and Chief Executive Officer, stepped down from his other roles as Chief Financial Officer and Chief Operating Officer.
Prior to his promotion, Jess Unruh, age 42, had served as the Company’s Chief Accounting Officer since May 2015. From October 2016 to December 2019, he served as Operational Chief Financial Officer of the Company and as its interim Chief Financial Officer from January 2020 until October 2021. Mr. Unruh served as the Company’s Vice President, Financial Reporting, from July 2013 to May 2015, and as Director, Accounting Projects, from July 2009 to June 2013. Prior to joining the Company, Mr. Unruh served in the audit practice at Ernst & Young LLP, an accounting firm, from 2003 to April 2009. Mr. Unruh holds B.S. degrees in accounting and business administration from the University of Southern California.
Prior to her promotion, Teresa Watkins, age 41, had served as the Company’s Senior Vice President of Payment Processing since August 2021. From September 2016 to August 2021, she served as the Company’s Vice President, Financial Processing Operations and, from December 2013 to September 2016, she served as the Company’s Lead Technical Program Manager. Prior to joining the Company, Ms. Watkins served in multiple roles at JPMorgan Chase & Company over a more than eight-year period, including most recently as Senior Financial Operations Manager from October 2006 to December 2013. Ms. Watkins received both a Master’s degree in accounting information systems and a B.S. degree in accounting from University of South Florida.
In connection with the promotions of Mr. Unruh and Ms. Watkins, the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors:
•approved an increase in Mr. Unruh’s previously disclosed annual base salary from $390,000 to $450,000, effective November 7, 2022, and the same previously disclosed target annual incentive opportunity of 75% of annual base salary under the Company’s annual Executive Officer Incentive Bonus Plan; and
•established Ms. Watkin’s annual base salary at $400,000, effective November 7, 2022, with a target annual incentive opportunity of 75% of annual base salary under the Company’s annual Executive Officer Incentive Bonus Plan.
Additionally, the Compensation Committee approved the following target values for Mr. Unruh’s and Ms. Watkins’ respective total equity awards to be granted as part of the Compensation Committee’s annual grant cycle in 2023: $1,913,000 (Mr. Unruh) and $1,400,000 (Ms. Watkins). The form(s) of and number of shares subject to the future equity awards will be determined in connection with such annual grant cycle in the Compensation Committee’s discretion following its customary practices.
There are no family relationships between Mr. Unruh or Ms. Watkins and any of our directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Mr. Unruh or Ms. Watkins and any other persons pursuant to which Mr. Unruh or Ms. Watkins was appointed Chief Financial Officer or Chief Operations Officer, respectively, of the Company. There are no related party transactions involving Mr. Unruh or Ms. Watkins that are reportable under Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
In connection with the promotions disclosed in Item 5.02, on November 9, 2022 the Company also announced the appointment of Chris Ruppel as its Chief Revenue Officer, effective as of November 8, 2022. Prior to his promotion, Mr. Ruppel served as Head of Direct to Consumer from March 2022 to November 2022 and as General Manager of Wage and Corporate Disbursements from March 2017 to March 2022. Mr. Ruppel joined the Company in connection with its March 2017 acquisition of UniRush LLC, where he had served as that company’s President of rapid! PayCard since January 2015. He founded rapid! PayCard, a prepaid payroll debit card provider, and served as its Chief Executive Officer from January 2004 until March 2011, when it was acquired by WEX Inc. Following the acquisition of rapid! PayCard, he served in leadership positions at WEX, including most recently as General Manager of Prepaid Cards, The Americas, from March 2013 to January 2014. Mr. Ruppel received B.A. degrees in English and finance from Florida State University.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ Amy Pugh
Amy Pugh
General Counsel

Date: November 9, 2022